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     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firms" in the Statement of Additional Information of John Hancock Trust in Post-Effective Amendment Number 70 to the Registration Statement (Form N-1A, No. 2-94157/811-4146) of John Hancock Trust, and to the incorporation by reference of our report, dated February 21, 2005, for John Hancock Variable Series Trust I included in the Annual Report to Shareholders for the fiscal year ended December 31, 2004.


                                                            /s/Ernst & Young LLP


Boston, Massachusetts
April 24, 2006